AMENDED AND RESTATED PARTICIPATION. AGREEMENT Among    VARIABLE INSURANCE PRODUCTS FUNDS, FIDELITY DISTRIBUTORS CORPORATION    and EMPIRE FIDELITY INVESTMENTS LIFE INSURANCE COMPANY THIS AMENDED AND RESTATED AGREEMENT, made and entered into as of the Sth day of May, 2009 by and among EMPIRE FIDELITY INVESTMENTS LIFE INSURANCE COMPANY, (hereinafter the “Company”), a subsidiary of FMRLLC, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referrer] to as the “Account”); and FIDELITY DISTRIBUTORS CORPORATION (hereinafter the “Underwriter”),    a Massachusetts corporation; and each of VARIABLE INSURANCE PRODUCTS FUND, FUND III and VARIABLE INSURANCE PRODUCTS FUND IV and WARMLE INSURANCE PRODUCTS FUND V each an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (each referred to hereinafter as the “Fund”). RECITALS    WHEREAS, each Fund engages in business as an open-end management investment company and is available to art as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts (collectively, the “Variable Insurance Products”) and qualified pension and retirement plans within the meaning of Treasury Regulation section 1.817-5(f)(3)(iii) (“Qualified Plans”) to be offered by insurance companies which have entered into participation agreements with the Fund and the Underwriter WHEREAS, the beneficial interest in each Fund is divided into several series of assets, any one or more of which may be made available under this Agreement, as may ho amended from time to time by mutual agreement of the parties hereto (each such series hereinafter referred to as a “Portfolio”); and

WHEREAS, each Fund has obtained an order from the Securities and Exchange    Commission, dated October 15, 1985 (File No. 812-6102) or September 17, 1986 (File No 812    6422), granting Participating Insurance Companies anti variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the “1940 Act”) and Rules 6e-2(b) (15) and 6e-3(T) (b) (15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated lite insurance companies (hereinafter the “Shared Funding Exemptive Order”); and WHEREAS, each Fund is registered as an open-end management investment registered as an investment adviser under the federal Investment Advisers Act of 1940 and any applicable state securities law; and 1933 Act, unless such Contracts are exempt from registration thereunder; and WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid Contracts; and    WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act, unless such Account is exempt from registration thereunder; and    WHEREAS, the Underwriter is registered as a broker dealer with the Securities and Account at net asset value, 2

AGREEMENT NOW, THEREFORE, in consideration of their mutual promises, the Company, the Underwriter and each Fund agree as follows:    This agreement shall amend and supersede the following Agreements as of the date stated above among the Funds, Underwriter and Company with respect to all investments by the Company or its separate accounts in each Fund prior to the date of this Agreement, as though below. 1. Participation Agreement dated October 1,1991 among Company. Underwriter and    Variable Insurance Product Fund I,    2. Participation Agreement dated October 1, 1991 among Company, Underwriter and Variable Insurance Product Fund 11. 3. Participation Agreement dated January 27, 1997 among Company, Underwriter and Variable Insurance Product Fund III. 4. Participation Agreement dated May 16, 2007 among Company, I Underwriter and Variable Insurance Product Fund V.    In addition, the parties hereby amend and restate their agreements herein. Although the parties have executed this Agreement in the form of a Master Participation agreement for each Fund, as though the Company and the Underwriter had executed a separate,    identical form of participation agreement with each Fund. No rights, responsibilities or liabilities of any Fund shall be attributed to any other Fundi 1.1. The Underwriter agrees to sell to the Company those shares of the Fund which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Fund. For purposes of each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Beginning within three months of the effective date of this Agreement, the Company agrees that    all Order for the purchase and redemption of Fund shares on behalf of the Accounts will be placed by the Company with the Funds or their transfer agent by electronic transmission.    “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission. 1.2. The Fund agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the    Fund calculates its net asset value pursuant to rules of the Securities and Exchange Cnnirnissinn    and the Fund shall use reasonable efforts to calculate such net asset value on each day whirl. the    New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Trustees of the Fund (hereinafter the “Board”) may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their Fiduciary duties under federal and any applicable state 1.3. The Fund and the Underwriter agree that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts and Qualified Plans. No shares of any Portfolio will be sold to the general public. 1.4. The Fund and the Underwriter will not sell Fund shares to any insurance company, separate account or Qualified Plan unless an agreement containing provisions    substantially the same as Articles I, III, V, VII and Section 2.3 of Article II of this Agreement is in effect to govern such sales. redemption. For purposes of this Section 1.5, the Company shall he the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such request for redemption on the next following Business Day. This section shall not apply to VIP Fund shares    or share classes that are subject to redemption tees. The Company shall not purchase or redeem VIP Fluid shares that are subject to redemption tees, including shares of Portfolios or share agreement signed by all parties.    offered by the then current prospectus of the Fund shall he made in accordance with the provisions of such prospectus. The Company agrees that all net amounts available under the Contracts shall be invested in the Fund, in such other Funds advised by the Adviser as may be mutually agreed to in writing by the parties hereto, or in the Company’s general account, provided that such amounts may also be invested in an investment company other than the Fund Fund; or (b) the Company gives the Fund and the Underwriter 45 days written notice of its

Contracts; or (c) such other investment company was available as a funding vehicle for the Contracts prior to the date of tills Agreement and the Company so informs the Fund and Underwriter prior to their signing this Agreement (a list of such funds appearing on Schedule C to this Agreement); or (d) the Fund or Underwriter consents to the use of such other investment company.    order to purchase Fund shares is made in accordance with the provisions of Section 1.1 hereof Payment shall be in federal funds transmitted by wire. For purpose of Section 2.10 and 2.11, upon receipt by the Fund of the federal funds so wired, such funds shall cease to he the responsibility of the Company and shall become the responsibility of the Fund. 1.8. Issuance and transfer of the Fund’s shares will be by book entry only. Stock certificates will not be issued to the Company or any Account Shares ordered from the Fund Account 1.9. The Fund shall furnish same day notice (by wire or Telephone, followed by    written confirmation) to the Company of any income, dividends or capital gain distributions payable on the Fund’s shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that    Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions. to the Company on a daily basis as soon as reasonably practical after the net asset value per share    is calculated (normally by 6:30 p.m. Boston time) and shall use its best efforts tn make such net asset value per share available by 7 p.m. Boston time.    1.11. The parties agree that the Contracts are not intended to serve as vehicles for solely from Contract Owner transactions fully received and recorded by the Company before the p.m, e.s.t);    (b) it will comply with its policies and procedures designed to prevent excessive trading as approved by the Fund, or will comply with the Fund’s policies and procedures    (c) any annuity contract forms or variable life insurance policy forms not in use at the time of execution of this Agreement, but added to in the future via amendment of Schedule A hereto, will contain language reserving to the Company the right to refuse to accept instruction from persons that engage in market timing or other excessive or disruptive hading activity. 1-12    Company agrees to comply with its obligations under applicable anti-money    laundering (“AML”) laws, rules and regulations, including but not limited to its obligations under the United States Bank Secrecy Act of 1970, as amended (by the USA PATRIOT Act of 2001    and other laws), and the rules, regulations and official guidance issued thereunder (collectively    the “BSA”).    & The Company agrees to undertake inquiry and due diligence regarding the customers to whom the Company offers and/or sells Portfolio shares or on whose behalf the Company purchases Portfolio shares and that the inquiry and due diligence is reasonably designed to determine that the Company is not prohibited from dealing with any such customer by (i) any sanction administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury (collectively, the “Sanctions”); or (ii) any of the Special Measures. C. The Company hereby represents, covenants and warrants to the Fund and the Underwriter that: (a) None of the Company’s employees who are authorized in connection with theiremployment to transact business with the Fund or Underwriter in accounts in the Company’s name, in any nominee name maintained for the Company, or for which the Company serves as financial institution of record are designated or targeted under any of the Sanctions or Special Measures and that no transactions placed in any such accounts by any of the Company’s authorized employees will contravene any of the Sanctions or Special Measures; (b) As the Sanctions or Special Measures are updated, the Company shall periodically review them to confirm that none of the Company’s employees that are authorized to transact business with the Fund or Underwriter are designated or targeted under any of the Sanctions or Special Measures; and (c) The Company, including any of the Company’s affiliates, docs not maintain offices in any country or territory to which any of the Sanctions or Special    Measures prohibit the export of services on other dealings. D. The Company agrees to notify the Fund and the Underwriter or the Portfolios’ transfer agent promptly when and if it learns that the establishment or maintenance of any account holding, or transaction in or relationship with a holder of, Portfolio shares pursuant to this Agreement violates or appears to violate any of the Sanctions or Special Measures. 6

(Page 8 of 34)

07/16/2009 12:38 FAX 008/034

ARTICLE II. Representations and Warranties

2.1. The Company represents and warrants that the Contracts are or will be registered under the 1933 Act or are exempt from registration thereunder; that the Contracts will be issued and sold in compliance in all material respects with all applicable Federal and State laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under the applicable New York Insurance Laws and that each Account is either registered or exempt from registration as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

2.2. The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the State of New York and all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Underwriter.

2.3. The Fund represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended, (the "Code") and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

2.4. The Company represents that the Contracts are currently treated as endowment, life insurance or annuity insurance contracts, under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.5. (a) With respect to Initial Class shares, the Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it may make such payments in the future. The Fund has adopted a "no fee" or "defensive" Rule 12b-1 Plan under which it makes no payments for distribution expenses. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have a board of trustees, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

(b) With respect to Service Class shares and Service Class 2 shares, the Fund has adopted Rule 12b-1 Plans under which it makes payments to finance distribution expenses.

7

#333675

lhe fund represents and warrants that it has a board of trustees, a majority of whom are not interested persons of the Fund, which has formulated and approved each of its Rule 12b-1 Plans to finance distribution expenses of the Fund and that any changes to the Fund’s Rule 12b-l Plans will be approved by a similarly constituted board of trustees. 2.6. The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the-    insurance laws or regulations of the various states except that the Rind represents that the Fund’s    investment policies, fees and expenses are and shall at all times remain in compliance with the    laws of the State of New York and the Fund and the Underwriter represent that their respective operalions are and shall at all times remain in material compliance with the laws of the State of New York to the extent required to perform this Agreement. 2.7. The Underwriter represents and warrants that it is a member in good standing    of the FINRA and is registered as a broker-dealer with the SEC. The Underwriter further    represents that it will sell and distribute the Fund shares m accordance with the laws of the Commonwealth of Massachusetts and all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act”    2.8. The Fund represents that it is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act. ‘ 2.9. The Underwriter represents and warrants that the Adviser is and shall remain    duly registered in all material respects under all applicable federal and state securities laws and that the Adviser shall perform its obligations for the Fund in compliance in all material respects with the laws of the Commonwealth of Massachusetts and any applicable state and federal securities laws. ’ 2-10. The he Fund and Underwriter represent and warrant that all of their directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(l) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shrill be issusd by a reputable bonding company    2.11. The Company represents and warrants that all of its directors, officers,    employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage for the benefit of the Fund, and that said bond is issued by a reputable bonding company, includes coverage for larceny and embezzlement, and is in an amount not less than $5 million. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect and agrees to notify the Fund and the Underwriter in the event that such    coverage no longer applies. 8 #333675

(Page 10 of 34)

07/16/2009 12:39 FAX 010/034

ARTICLE III. Prospectuses and Proxy Statements; Voting

3.1. The Underwriter shall provide the Company with as many printed copies of the Fund's current prospectus and Statement of Additional Information as the Company may reasonably request. If requested by the Company in lieu thereof, the Fund shall provide camera-ready film containing the Fund's prospectus and Statement of Additional Information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or Statement of Additional Information for the Fund is amended during the year) to have the prospectus, private offering memorandum or other disclosure document ("Disclosure Document") for the Contracts and the Fund's prospectus printed together in one document, and to have the Statement of Additional Information for the Fund and the Statement of Additional Information for the Contracts printed together in one document. Alternatively, the Company may print the Fund's prospectus and/or its Statement of Additional Information in combination with other fund companies' prospectuses and statements of additional information. Except as provided in the following three sentences, all expenses of printing and distributing Fund prospectuses and Statements of Additional Information shall be the expense of the Company. For prospectuses and Statements of Additional Information provided by the Company to its existing owners of Contracts in order to update disclosure annually as required by the 1933 Act and/or the 1940 Act, the cost of printing shall be borne by the Fund. If the Company chooses to receive camera-ready film in lieu of receiving printed copies of the Fund's prospectus, the Fund will reimburse the Company in an amount equal to the product of A and B where A is the number of such prospectuses distributed to owners of the Contracts, and B is the Fund's per unit cost of typesetting and printing the Fund's prospectus. The same procedures shall be followed with respect to the Fund's Statement of Additional Information.

The Company agrees to provide the Fund or its designee with such information as may be reasonably requested by the Fund to assure that the Fund's expenses do not include the cost of printing any prospectuses or Statements of Additional Information other than those actually distributed to existing owners of the Contracts.

3.2. The Fund's prospectus shall state that the Statement of Additional Information for the Fund is available from the Underwriter or the Company (or in the Fund's discretion, the Prospectus shall state that such Statement is available from the Fund).

3.3. The Fund, at its expense, shall provide the Company with copies of its proxy statements, reports to shareholders, and other communications (except for prospectuses and Statements of Additional Information, which are covered in Section 3.1) to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners.

3.4. If and to the extent required by law the Company shall:

(i) solicit voting instructions from Contract owners;

(ii) vote the Fund shares in accordance with instructions received from Contract owners; and

9

333675

I111) vote Fund shares for which no instructions have been received in a pabular separate account in the same proportion as Fund shares of such    portfolio for which instructions have been received in that separate    account,    so long and to the extent that the Securities and Exchange Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent Permitted by law. Participating Insurance Companies shall be responsible for    3.5. The Fund will comply with all provisions of the 1940 Act requiring voting by    shareholders, and in particular the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act accordance with the Securities and Exchange Commission’s interpretation of the retirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the Commission may promulgate with respect thereto.    ARTICLE IV. Sales Material and Information 4.1. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund or its investment adviser or the Underwriter is named, at least fifteen Business Days prior to its use. No such material shall be used if the Fund or its designee reasonably objects to such use within fifteen Business Days after receipt of such material.    4.2. The Company shall not give any information or make any representations or    statements on behalf of the Fund or concerning the Fund in connection with the sale of the    Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Underwriter, except with the permission of the Fund or the Underwriter or the designee of either. 4.3. The Fund, Underwriter, or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or its separate account(s), is named al least fifteen Business    Days prior its use. No such material shall be used if the Company or its designee reasonably objects to such use within fifteen Business Days after receipt of such material.

4.4 The Fund and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement or Disclosure Document for the Contracts, as such registration statement or Disclosure Document    may be or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to Contract owners — or in sales literature or other promotional material approved by the Company nr it; designee, ’ except with the permission of the Company. ’ 4.5. The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares,    contemporaneously with the filing of such document with the Securities and Exchange ’    Commission or other regulatory authorities.    4.6. The Company will provide to the Fund at least one complete copy of all    registration statements, Disclosure Documents, Statements of Additional Information, reports, for voting instructions. sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to or affect the Fund, the Contracts or each Account, contemporaneously with the filing of such document with the SEC or other regulatory authorities or, if a Contract and its associated Account are exempt from registration, at the time such documents are first published. 4.7. For purposes of this Article IV, the phrase “sales literature or other promotional material” includes, but is not limited to, any of the following that refer to foe Fund    or any affiliate of the Fund: advertisements (such as material published, or designed for use in, a newspaper magazine, or other periodical, radio, television, telephone or tape recording. videotape display, signs or billboards, motion pictures, telephone directories (other than routine electronic or other public media), sales literature (i.e.. any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, performance reports or summaries, form letters, telemarketing scripts, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made gnerally available to some or all agents or employees, and registration statements, Disclosure    Documents, Statements of Additional Information, shareholder reports, and proxy materials,    ARTICLE V. Fees and Expenses 5.1. The Fund and Underwriter shall pay no fee or other compensation to the Company under this agreement, except that if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Underwriter may make Percents to the Company or to the underwriter for the Contracts if and in amounts agreed to by    # 333675

the Underwriter in writing and such payments will be made out of existing fees otherwise    Payable to foe Underwriter, past profits of the Underwriter or other resources available to the    Underwriter. No such payments shall be made directly by the Fund.    5.2. All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund’s shares, preparation and filing of the Fund’s prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of a11 statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund’s shares.    The Company shall bear the expenses of distributing the Fund’s prospectus and sports to owners of Contracts issued by the Company. The Fund shall bear the costs of    soliciting Fund proxies from Contract owners, including the costs of mailing proxy materials and    tabulating proxy voting instructions, not to exceed the costs charged by any service provider    engaged by the Fund for this purpose. The Fund and the Underwriter shall not be responsible for    the costs of any proxy solicitations other than proxies sponsored by the Fund.    ARTICLE VI. Diversification    6.1. The Fund will at all times invest money from the Contracts in such a manner    as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund will at all    times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. In the event of a breach of Article VI by the Fund it Will take all reasonable steps (a) to notify Company of such breach and (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation 1.817-5. ARTICLE VII. Potential Conflicts 7.1. The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable    federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter    ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities    regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d)    12 # 333575

the manner in which the investments of any Portfolio are being managed; (e) a difference in by variable annuity contract and viable life insurance contract owner a decision by an insurer to disregard the voting instructions of contract owners. The Board ’ shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof. 7.2. The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under    the shared Funding Exemptive Order, by providing the Board with all information reasonably    necessary for Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are    disregarded.    7.3. If it is determined by a majority of the Board, or a majority of its disinterested trustees, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies at their expense and to the extent reasonably    determined by a majority of the disinterested trustees), take whatever steps are necessary to    remedy or eliminate the irreconcilable material conflict, up to and including: (1), withdrawing    the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and    in a different investment medium, including (but not limited to) another or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of appropriate group (i.e, annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such    segregation, or offering to the affected contract owners the option of making such a change; and (2), establishing a new registered management investment company or managed separate = account. 7.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision represents a minority potion or would preclude a majority vote, the Company may be required, at the Fund’s election, to withedraw afford Account’s investment in the Fund and terminate this Agreement with respect to such Account; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Any such withdrawal and termination must    take place within six (6) months after the Fund gives written notice that this provision is being    implemented, and until the end of that six month period the Underwriter and Fund shall continue    to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund. 7.5. If a material irreconcilable conflict arises because a particular state insurance decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account’s investment in the Fund and formate this Agreement with respect to such Account within six months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable 13 # 333675 material conflict; provided, however, that such withdrawal and termination shall he limited tn the required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the    Underwriter and Fund shall continue to accept and implement orders by the Company for The    purchase (and redemption) of shares of the Fund.    7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new fending medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the Reconcilable material conflict. In the event that the Board determines that any proposed action    does not adequately remedy any irreconcilable material conflict, then the Company will withdraw    Account’s investment in the Fund and terminate this Agreement within six (6) months after    Board informs the Company in writing of the foregoing determination, provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board. 7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules promulgated Rounder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as    appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4.    3.5, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted. ARTICLE VIII. Indemnification 8.1. Indemnification By The Company    8.1(a). The Company agrees to indemnify and hold harmless the Fund and each    of the Board and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses action in respect thereof) or settlements are related to the sale or acquisition of, or investment in    the Fund’s shares or the Contracts and:                14

# 333675 (i) arise out of or are based upon any untrue statements or alleged untrue — statements of any material fact contained in the Disclosure Documents for the    Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to    be therein or necessary to make the statements therein not misleading,    provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by    or on behalf of the Fund for use in any Disclosure Document relating to the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or (ii) arise out of or as a result of statements or representations (other than    statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund Shares; or    (iii) arise out of any untrue statement or alleged untrue statement of a material    fact contained in a Registration Statement, prospectus, or sales literature of the    Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was    made in reliance upon and in conformity with information furnished to the Fund by    or on behalf of the Company; or    (iv) arise as a result of any failure by the Company to provide the services and famish the materials under the terms of this Agreement; or (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof 8.1(b). The Company shall not be liable under this indemnification provision with    respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an    Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such—’    Indemmficd Party’s reckless disregard of obligations or duties under this Agreement or to the    Fund, whichever is applicable.    1 (c)- The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have 15

# 333675 notified the Company in writing within a reasonable time after the summons or other first legal Process giving information of the nature of the claim shall have been served upon such Ind™fied Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve rhe    Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate /at    its own expense, in the defense of such action. The Company also shall be entitled to assume the    defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently    meureed by such party independently in connection with the defense thereof other than reasonable costs of investigation.    8.1(d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance nr sale of the Fund Shares or the Contracts or the operation of the Fund.    8-2. Indemnification by the Underwriter    8.2(a)- The Underwriter agrees to indemnify and hold harmless the Company and each directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid    in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of, or investment in, the Fund’s shares or the Contracts and: ’ (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or    prospectus or sales literature of the Fund (or any amendment or    supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Fund by or on behalf of the Company for use in the registration statement or prospectus for the Fund    or m sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or 16

# 333675 (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of the Fund, Adviser or Underwriter or persons under their control, with respect to the    sale or distribution of the Contracts or Fund shares; or    (iii) arise out of any under statement or alleged untrue statement of a material    fact contained in a Disclosure Document or sales literature covering the    Contracts, or any amendment thereof or supplement thereto, or The omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf    of the Fund; or    (iv) arise as a result of any failure by the Fund to provide the services and    famish the materials under the terms of this Agreement (including a    failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Article VI of this Agreement); or (v) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or \result from any other material breach of this Agreement by the Underwriter: as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof. 8.2(b) The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to each Company or the Account, whichever is applicable.    ’ 8.2(c)- The Underwriter shall not be liable under this indemnification provision    with respect to any claim made against an Indemnified Party unless such Indemnified Party shall    notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Ipdemnified Party (or after such Inodemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such actlon is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, IT at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such parly of the Underwriter’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other    expenses subsequently incurred by such party independently inconnection with the defense thereof other than reasonable costs of investigation.    8.2(d). The Company agrees promptly to notify the Underwriter of the    commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of each Account. 8-3- Indemnification By the Fund 8.3(a). The Fund agrees to indemnify and hold harmless the Company, and each of its directors and officers and each person, if any, who controls the Company within the meaning    of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section    8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement    with the written consent of the Fund) or litigation (including legal and other expenses) to which    fog Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Fund and: (i) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a    failure to comply with the diversification requirements specified in Article    VI of this Agreement),or . (ii) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund; as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) hereof.    8.3(b). The Fund shall not be liable under this indemnification provision with    respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an    Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith,    orgross negligence in the performance of such Indemnified Party’s duties or by reason of such 1 Indemnified Party s reckless disregard of obligations and duties under this Agreement or to the Company, the Fund, the Underwriter or each Account, whichever is applicable. 8.3(c). The fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the fund in writing within a reasonable time after the    18 # 333675

Process giving information of the nature of the claim shall have been served upon such Indermifaed Party (or after such Indemnified Party shall have received notice of such service on designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from liability which it may have to the Indemnified Party against whom such action is    broubht otherwise than on account of this indemnification provision. In case any such action is    brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in toe defense thereof. The Fund also shall be entitled to assume the defense thereof counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such, party under this Agreement for any legal or other expenses subsequently incurred by such party indepently in connection with the defense thereof other than reasonable costs of investigation. 8.3(d). and the Underwriter agree promptly to notify the Fund of toe    commencement of any litigation or proceedings against it or any of its respective officers or    directprs in connection with this Agreement, the issuance or sale of the Contracts, with respect to    the operation of either Account, or the sale or acquisition of shares of the Fund. ARTICLE IX. Applicable Law 9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts. 9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant (including,    but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall he interpreted and construed in accordance therewith. ARTICLE X. Termination 10.1.—This Agreement shall continue in full force and effect until the first to occur    of:    (a) termination by any party for any reason by sixty (60) days advance written    notice delivered to the other parties; or (b) termination by the Company by written notice to the Fund and the Underwriter with respect to any Portfolio based upon the Company’s determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or    19 # 333675

(c)—termination by the Company by written notice to the Fund and the Underwriter    respect to any Portfolio in the event any of the Portfolio’s shares are not    registered, issued or sold in accordance with applicable state and/or federal law    or such law precludes the use of such shares as the underlying investment    media of the Contracts issued or to be issued by the Company; or    —termination by the Company by witten notice to the Fund and the Underwriter    with respect to any Portfolio in the event that such Portfolio ceases to qualify    as a Regulated Investment Company under Subchapter M of the Code or under    any successor or similar provision, or if the Company reasonably believes that    the Fund may fail to so qualify; or    (e)—termination by the Company by written notice to the Fund and the Underwriter    with respect to any Portfolio in the event that such Portfolio fails to meet the    diversification requirements specified in Article VI hereof; or    (f)—termination by either the Fund or rhe Underwriter by written notice to the    Company, if either one or both of the Fund or the Underwriter respectively,    shall determine, in their sole judgment exercised in good faith, that the    Company and/or its affiliated companies has suffered a material adverse    change in its business, operations, financial condition or prospects since the    date of this Agreement or is the subject of material adverse publicity; or (g) termination by the Company by written notice to the Fund and the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, ’ that either the fund or the Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of    this Agreement or is the subject of material adverse publicity; or    (h)—termination by the Fund or the Underwriter by written notice to the Company,    if foe Company gives the Fund and the Underwriter the written notice specified    Section 1.6(b) hereof and at the time such notice was given there was no    notice of termination outstanding under any other provision of this Agreement; provided, however any termination under this Section 10.1(h) shall be effective forty five (45) days after the notice specified in Section 1.6(b) was given. 10.2. Notwithstanding any termination of this Agreement, the Fund and the Underwriter shall at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the    effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”),    Specifically, without limitation, the owners of the Existing Contracts shall be permitted to    reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund    upon the making of additional purchase payments under the Existing Contracts. The parties agree that Aus Section 10.2 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement. 20

# 333675 10.3. The provisions of Articles II (Representations and Warranties), VIII (Indemnification), IX (Applicable Law) and XII (Miscellaneous) shall survive termination of this Agreement. In addition, all other applicable provisions of this Agreement shall survive termination as long as shares of the Fund are held on behalf of Contract owners in accordance    with section 10.2 except that the Fund and Under writers hall have no further obligation smake Fund shares available in Contracts issued after termination.    10.4. The Company shall not redeem Fund shares attributable to the Contracts (as    opposed to Fund shares attributable to the Company’s assets held in the Account.) except (i) as necessary to implement Contract Owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a “Legally Required Redemption”) or (iii) as permitted by an order of the SEC pursuant to Section 26(c) of the 1940 Act. Upon request, the Company will promptly    furnish to the Fund and the Underwriter the opinion of counsel for the Company (which counsel    shall be reasonably satisfactory to the Fund and foe Underwriter) to the effect    redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except    m cases where permitted under the terms of the Contracts, the Company shall not prevent”    Contract Owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Fund or the Underwriter 90 days notice of its intention to do so. ARTICLE XI. Notices Any notice shall be sufficiently given when sent. by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.    If to the Fund: 82 Devonshire Street, V5A Boston, Massachusetts 02109 Attention: Treasurer If to the Company:    Empire Fidelity Investments Life Insurance Company    82 Devonshire Street, V5A    Boston, Massachusetts 02109 Attention: Treasurer If to the Underwriter: 82 Devonshire Street, V5A Boston, Massachusetts 02 109 Attention: Treasurer 21 # 33.3675

ARTICLE XII. Miscellaneous 12.1 All persons dealing with the Fund must look solely to the property of the Fund for enforcement of any claims against the Fund as neither the Board, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund. 12.2 Subject to the requirements of legal process and regulatory authority each    party hereto shall treat as confidential the names and addresses of foe owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, by Agreement, shall not disclose, disseminate or utilize such names and’ addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.    — 12.3 The captions in this Agreement are included for convenience of reference only    and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect. 12.4 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.    12.5 If any provision of this Agreement shall be held or made invalid by a court    decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby. 12.6 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the FINRA and state insurance regulators) and shall permit such authorities reasonable access to its books and records in    connection with any investigation or inquiry relating to this Agreement or the transactions    contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further    agrees to furnish the California Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request m order to ascertain whether the insurance operations of the Company are being conducted in a manner consistent with the California Insurance Regulations and any other applicable law or    regulations. 12.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws. 12.8. This Agreement or any of the rights and obligations hereunder may not be = assigned by any party without the prior written consent of all parties hereto; provided, however,    that the Underwriter may assign this Agreement or any rights or obligations hereunder to any    affiliate of or company under common control with the Underwriter, if such assignee is duly licensed and registered to perform the obligations of the Underwriter under this Agreement. The 22 it 333675

Company shall promptly notify the Fund and the Underwriter of any change in control of the Company. 12.9. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee copies of the following reports: (a) the Company’s annual statement(prepared under statutory accounting    principles) and annual report (prepared under generally accepted accounting principles (“GAAP”), if any), as soon as practical and in any event within 90 days after the end of each fiscal year; (b) the Company’s quarterly statements (statutory) (and GAAP, if any), as    soon as practical and in any event within 45 days after the end of each quarterly period: (c) any financial statement, proxy statement, notice or report of the Company sent to stockholders and/or policyholders, as soon as practical after the delivery thereof to stockholders; (d) any registration statement (without exhibits) and financial reports of the    Company filed with the Securities and Exchange Commission or any state insurance regulator, as soon as practical after the filing thereof; any other report submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of    the books of the Company, as soon as practical after the receipt thereof    23

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed— in its name and on its behalf by its duly authorized representative.    EMPIRE FIDELITY INVESTMENTS LIFE INSURANCE COMPANY    VARIABLE INSURANCE PRODUCTS FUND II —VARIABLE INSURANCE PRODUCTS FUND III —VARIABLE INSURANCE PRODUCTS FUND IV, and —VARIABLE INSURANCE PRODUCTS FUND V

Schedule A Separate Accounts and Associated Contracts Name of Separate Account and Policy Form Numbers of Contracts Date Established by Board of Directors Funded By Separate    EVA-91100 Empire Fidelity Investments Variable Annuity EFV1A-92100 EFVIA-99100 EDVA-GWR-9.007    Account J, established July 22, 1987    SVUL-2003-NY

SCHEDULE B    PROXY VOTING PROCEDURE    The following is a list of procedures and corresponding responsibilities for the handling of    proxies relating to the Fund by the Underwriter, the Fund and the Company. The defined terms    shall have the meanings assigned in the Participation Agreement except that the term    “Company” shall also include the department or third party assigned by the Insurance Company    to perform the steps delineated below.    1. The number of proxy proposals is given to the Company by the Underwriter as early as    possible before the date set by the Fund for the shareholder meeting to fac establishment of tabulation procedures. At this time the Underwriter will inform the    Company of the Record, Mailing and Meeting dates. This will be done verbally    approximately two months before meeting. 2. Promptly after the Record Date, the Company will perform a “tape run”, or other activity, which will generate the names, addresses and number of units which are attributed to each    contractowner/policyholder (the “Customer”) as of the Record Date. Allowance should be    made for account adjustments made after this date that could affect the status of the    Customers’ accounts a$ of the Record Date.    Note: The number of proxy statements is determined by the activities described in Step #2. The Company will use its best efforts to call in the number of Customers to Fidelity, as soon as possible, but no later than two weeks after the Record Date. ’    The Fund’s Annual Report no longer needs to be sent to each Customer by the Company    either before or together with the Customers’ receipt of a proxy statement. Underwriter provide the last Annual Report to the Company pursuant to the terms of Section 3.3 of the Agreement to which this Schedule relates.                The text and format for the Voting Instruction Cards (“Cards” or “Card”) is provided to the    Company by the Fund. The Companyshall produce and personalize the Voting Instruction Cards. The Legal Department of the Underwriter or its affiliate (“Fidelity’ Legal”) must approve the Card before it is printed. Allow approximately 2-4 business days for printing information on the Cards. Information commonly found on the Cards includes: a- name (legal name as found on account registration)    b. address— c. Fund or account number    d, coding to state number of units nteividual Card number for use in tracking and verification of votes (already on Cards as printed by the Fund)    (This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.) 26    II 333675 5. During this time, Fidelity Legal will develop, produce, and the Fund will pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices    and statements will be sent to Company for insertion into envelopes (envelopes and    return envelopes are provided and paid for by the Fund). Contents of envelope sent    to Customers by Company will include:    a. Voting Instruction Card(s) b-

(Page 28 of 34)

07/16/2009 12:42 FAX ☑028/034

5. During this time, Fidelity Legal will develop, produce, and the Fund will pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be sent to Company for insertion into envelopes (envelopes and return envelopes are provided and paid for by the Fund). Contents of envelope sent to Customers by Company will include:

   a. Voting Instruction Card(s)
   b. One proxy notice and statement (one document)
   c. return envelope (postage pre-paid by Company) addressed to the Company or its tabulation agent
   d. "urge buckslip" - optional, but recommended. (This is a small, single sheet of paper that requests Customers to vote as quickly as possible and that their vote is important. One copy will be supplied by the Fund.)
   e. cover letter - optional, supplied by Company and reviewed and approved in advance by Fidelity Legal.

6. The above contents should be received by the Company approximately 3-5 business days before mail date. Individual in charge at Company reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of this approval sent to Fidelity Legal.

7. Package mailed by the Company.
   * The Fund must allow at least a 15-day solicitation time to the Company as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but not including) the meeting, counting backwards.

8. Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure is to sort Cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.

   Note: Postmarks are not generally needed. A need for postmark information would be due to an insurance company's internal procedure and has not been required by Fidelity in the past.

9. Signatures on Card checked against legal name on account registration which was printed on the Card.

   Note: For Example, If the account registration is under "Bertram C. Jones, Trustee," then that is the exact legal name to be printed on the Card and is the signature needed on the Card.

27

333675

(Page 29 of 34)

07/16/2009 12:42 FAX 029/034

10. If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to Customer with an explanatory letter, a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be not received for purposes of vote tabulation. Any Cards that have "kicked out" (e.g. mutilated, illegible) of the procedure are "hand verified," i.e., examined as to why they did not complete the system. Any questions on those Cards are usually remedied individually.

11. There are various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur. This may entail a recount.

12. The actual tabulation of votes is done in units which is then converted to shares. (It is very important that the Fund receives the tabulations stated in terms of a percentage and the number of shares.) Fidelity Legal must review and approve tabulation format.

13. Final tabulation in shares is verbally given by the Company to Fidelity Legal on the morning of the meeting not later than 10:00 a.m. Boston time. Fidelity Legal may request an earlier deadline if required to calculate the vote in time for the meeting.

14. A Certification of Mailing and Authorization to Vote Shares will be required from the Company as well as an original copy of the final vote. Fidelity Legal will provide a standard form for each Certification.

15. The Company will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, Fidelity Legal will be permitted reasonable access to such Cards.

16. All approvals and "signing-off" may be done orally, but must always be followed up in writing.

28

333675

SCHEDULE C Other investment companies currently available under variable annuities or variable life insurance issued by the Company: 29 # 333675

SUB-LICENSE AGREEMENT    Agreement effective as of this _ of __ , 2009, by and between Fidelity Distributors Corporation (hereinafter called “Fidelity”), a corporation organized and existing under the laws of the Commonwealth of Massachusetts, with a principal place of business at 82 Devonshire Street, Boston, Massachusetts, and Empire Fidelity Investments Life Insurance Company_(hereinafter called “Company”), a company organized and existing under the laws of the State of New York With a principal place of business at 200 Liberty Street, One World Financial Center. New York, NY ] 02 81. WHEREAS, FMR Corp., a Massachusetts corporation, the parent company of Fidelity, is the    owner of the trademark and the tradename “FIDELITY INVESTMENTS” and is the owner of a    trademark in a pyramid design (hereinafter, collectively the “Fidelity Trademarks”), a copy of each of which is attached hereto as Exhibit “A”; and WHEREAS, FMR. Corp, has granted a license to Fidelity (the “Master License Agreement”) to sub-license the Fidelity Trademarks to third parties for their use in connection with Promotional    Materials as hereinafter defined; and    WHEREAS, Company is desirous of using the Fidelity Trademarks in connection with    distribution of sales literature and other promotional material” with information, including the Fidelity Trademarks, printed in said material (such material hereinafter called the Promotional Material). For the purpose of this Agreement, “sales literature and other promotional material” shall have the same meaning as in the certain Participation Agreement dated as of the day of    — ’ 2009. among Fidelity, Company and the Variable Insurance Products Funds (hereinafter    “Participation Agreement”); and    WHEREAS, Fidelity is desirous of having the Fidelity Trademarks used in connection with the    Promotional Material. NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy whereof is hereby acknowledged, and of the mutual promises hereinafter set forth, the parties hereby agree as follows: 1—Fidelity hereby grants to Company a non-cxclusive, non-transferable license to use the    Fidelity Trademarks in connection with the promotional distribution of the Promotional Material and    Company accepts said license, subject to the terms and conditions set forth herein.    2. Company acknowledges that FMR Corp, is the owner of all right, title and interest in the Fidelity Trademarks and agrees that it will do nothing inconsistent with the ownership of the Fidelity Trademarks by FMR Corp., and that it will not, now or hereinafter, contest any registration or = apportion for registration of the Fidelity Trademarks by FMR Corp., nor will it, now or hereafter,    aid anyone in contesting any registration or application for registration of the Fidelity Trademarks by    FMR Corp. 1

3. Company agrees to use the Fidelity Trademarks only in the form and manner approved by    Fidelity and not to use any other trademark, service mark or registered trademark in combination    with any of the Fidelity Trademarks without approval by Fidelity.    4. Company agrees that it will place all necessary and proper notices and legends in order to protect the interests of FMR Corp, and Fidelity therein pertaining to the Fidelity Trademarks on the Promotional Material including, but not limited to, symbols indicating trademarks, service marks and registered trademarks. Company will place such symbols and legends on the Promotional Material as requested by Fidelity or FMR Corp, upon receipt of notice of same from Fidelity nr FMR Corp 5. Company agrees that the nature and quality of all of the Promotional Material distributed    by Company bearing the Fidelity Trademarks shall conform to standards set by, and be under the    control of, Fidelity.    6. Company agrees to cooperate with Fidelity in facilitating Fidelity’s control of the use of the Fidelity Trademarks and of the quality of the Promotional Material to permit reasonable inspection of samples of same by Fidelity and to supply Fidelity with reasonable quantities of samples of the Promotional Material upon request. 7- Company shall comply with all applicable laws and regulations and obtain any and all    licenses or other necessary permits pertaining to the distribution of said Promotional Material.    8. Company agrees to notify Fidelity of any unauthorized use of the Fidelity Trademarks by    others promptly as it comes to the attention of Company. Fidelity or FMR Corp, shall have the sole riglt and discretion to commence actions or other proceedings for infringement, unfair competition or the involving the Fidelity Trademarks and Company shall cooperate in any such proceedings if so requested by Fidelity or FMR Corp. 9. This agreement shall continue in force until terminated by Fidelity. This agreement shall    automatically terminate upon termination of the Master License Agreement. In addition, Fidelity    shall have the right terminate this agreement at any time upon notice to Company, with or without    cause Upon any such termination, Company agrees to cease immediately all use of the Fidelity Trademarks shall destroy, at Company’s expense, any and all materials in its possession bearing the Fidelity Trademarks, and agrees that all rights in the Fidelity Trademarks and in the goodwill connected therewith shall remain the property of FMR Corp. Unless so terminated by Fidelity, or extended by written agreement of the parties, this agreement shall expire on the termination of that    certain Participation Agreement.    10’ Company shall indemnify Fidelity and FMR Corp, and hold each of them harmless from and against any loss, damage, liability, cost or expense of any nature whatsoever, including without huutatioil, reasonable attorneys’ fees and all court costs, arising out of use of lhe Fidelity Trademarks by Company, 2

11. In consideration for the promotion and advertising of Fidelity as a result of the distribution Company of the Promotional Material, Company shall not pay any monies as a royalty to Fidelity    for this license.    12. This agreement is not intended in any manner to modify the terms and conditions of the    Participation Agreement. In the event of any conflict between the terms and conditions herein and thereof, the terms and conditions of tire Participation Agreement shall control, = 13. This agreement shall be interpreted according to the laws of the Commonwealth of Massachusetts. IN WITNESS WHEREOF, the parties hereunto set their hands and seals, and hereby execute    this agreement, as of the date first above written. fidelity distributors corporation

EXHIBIT A Int. Cl.: 36 Prior U.S. Cls.: 101 and 102 . Reg. No. 1,481,040    United States Patent and Trademark Office Registered Mar 15 1988 ‘ , SERVICE MARK PRINCIPAL REGISTER    CORPORATION)    22-19S4 82 DEVONSHIRE STREET BOSTON, MA 02109, ASSIGNEE OF NO CLAIM IS MADE TO THE FIDELITY DISTRIBUTORS EXCLUSIVE RIGHT TO USE CORPORATION (MASSACHUSETTS “INVESTMENTS”, APART FROM THE CORPORATION) BOSTON, MA 02109 MARK AS SHOWN.    J1.1VV1VG0, UN JO